Exhibit 10.53
ITT CORPORATION
NON-EMPLOYEE DIRECTOR DEFERRED RESTRICTED STOCK UNIT AWARD
SUBSEQUENT ELECTION FORM

If you desire to elect a later time of payment of Restricted Stock Units (“RSUs”) and related dividend equivalents that you previously deferred, you should complete this form and return to:
Attention: Vivian Houchens, The Newport Group, 3957 Westerre Parkway, Suite 401, Richmond, VA 23233. Please retain a duplicate copy for your records.

SECTION 1 — DIRECTOR INFORMATION

Last Name	First Name	MI	Social Security Number

Mailing Address			Daytime Telephone

This Subsequent Election Form is used to establish a later in-service distribution date for previously deferred RSUs and related dividend equivalents. This Subsequent Election Form will relate only to the deferred RSUs and related dividend equivalents you specify below. This Subsequent Election Form may only be used with respect to deferred RSUs and related dividend equivalents that you previously elected to receive upon a specified date or, if earlier, your separation from service. It may not be used with respect to previously deferred RSUs and related dividend equivalents that you previously elected to receive upon separation from service.

SECTION 2 — CHANGE OF DISTRIBUTION DATE
This Subsequent Election Form relates to: (select one and provide date and, if applicable, identify RSU grants)
☐	ALL deferred RSUs and related dividend equivalents that I previously elected to receive upon the earlier of (i) the date I separate from service as a Director for any reason or (ii) , 20 (insert the date you previously selected).*

☐	ONLY THE FOLLOWING deferred RSUs: (identify RSU grant or grants by year, e.g., 2009 RSU Grant) and related dividend equivalents, which I previously elected to receive upon the earlier of (i) the date I separate from service as a Director for any reason or (ii) , 20 (insert the date you previously selected).*

*	If you would like to change the in-service distribution date for additional previously deferred RSUs and related dividend equivalents, please complete an additional Subsequent Election Form.
I hereby elect to have the previously deferred RSUs and related dividend equivalents that are identified above settled/paid on the upon the earlier of (i) the date I separate from service as a Director for any reason or (ii)                          , 20     ,** rather than the date specified in my prior election forms.

**	The date you select must be at least 5 years later than the date you previously selected as the payment date, and this Subsequent Election Form must be delivered to The Newport Group at least twelve (12) months before the currently scheduled distribution date (the “Election Deadline”).

SECTION 3 — ACKNOWLEDGEMENT AND AUTHORIZATION
I understand and agree to the following:
1)	To be effective, this Subsequent Election Form must be delivered to The Newport Group at least 12 months before the date distribution is currently scheduled to be made — the “Election Deadline”.

2)	I may revoke this Subsequent Election Form and/or file another Subsequent Election Form that will supersede this Subsequent Election Form at any time prior to the Election Deadline.

3)	Once the Election Deadline occurs, any further changes I wish to make to the time of distribution of the amounts subject to this election will be subject to the conditions in Section 409A of the Code relating to subsequent elections. These conditions require that any such future subsequent elections (i) be made not less than 12 months before the distribution date then in effect and not take effect until at least 12 months after the date on which the subsequent election is made and (ii) provide for an additional deferral of not less than 5 years from the distribution date then in effect.

4)	I understand that the RSUs subject to this Subsequent Election Form will be settled (and dividend equivalents will be paid) on the date or event specified above or as soon as practicable thereafter, but in all events will be settled and paid (i) if the settlement and payment date is separation from service, not later than 90 days after the date of separation from service or (ii) if the settlement and payment date is the specified date, not later than the last day of the calendar year in which the specified date occurs. I understand that in the event of my death prior to settlement of the RSUs or payment of any related dividend equivalents, the RSUs will be settled and any dividend equivalents will be paid to my designated beneficiary or, if no such designated beneficiary exists, to my estate.

5)	I understand that, notwithstanding anything to contrary in this Subsequent Election Form, to the extent permitted by Section 409A of the Code and any treasury regulations or other applicable guidance promulgated with respect thereto, the issuance or delivery of any shares pursuant to this Subsequent Election Form may be delayed if the Company reasonably anticipates that the issuance or delivery of the Shares will violate Federal securities laws or other applicable law; provided that delivery or issuance of the shares shall be made at the earliest date at which the Company reasonably anticipates that such delivery or issuance will not cause a violation.
I have read and understand this Subsequent Election Form and hereby authorize the Company to take all actions indicated on this form.

Date	Non-Employee Director’s Signature